Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

Enerplus Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction		Amount Registered		Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares				(3)		—	—	—
	Equity	Preferred Shares				(4)		—	—	—
	Other	Warrants				(5)		—	—	—
	Other	Subscription Receipts				(6)
	Other	Units				(7)
	Unallocated (Universal) Shelf	—	457	(o)				$1,624,578,584.39	0.00011020	$179,028.56
Fees Previously Paid	—	—	—		—		—	—	—	—
		Total Offering Amounts						$1,624,578,584.39		$179,028.56
		Total Fees Previously Paid								N/A
		Total Fee Offsets								$179,028.56
		Net Fee Due (8)								$0

(1)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	There is being registered hereunder an indeterminate number of Common Shares as from time to time may be issued at indeterminate prices. An indeterminate number of Common Shares may also be issued upon exercise of Warrants, conversion of Preferred Shares, or settlement of Units. Includes Common Shares which may be purchased by underwriters to cover over-allotments, if any.

(4)	There is being registered hereunder an indeterminate number of Preferred Shares as from time to time may be issued at indeterminate prices. Includes Preferred Shares which may be purchased by underwriters to cover over-allotments, if any.

(5)	There is being registered hereunder an indeterminate number of Warrants to purchase Common Shares as from time to time may be issued at indeterminate prices. Includes Warrants to purchase Common Shares which may be purchased by underwriters to cover over-allotments, if any.

(6)	There is being registered hereunder an indeterminate number of Subscription Receipts as from time to time may be issued at indeterminate prices. Each Subscription Receipt will be issued under one or more subscription receipt agreements that the Registrant will enter into with one or more escrow agents. Each Subscription Receipt will entitle the holder thereof to receive upon satisfaction of certain release conditions, and for no additional consideration, a Common Share and/or other securities of the Registrant.

(7)	There is being registered hereunder an indeterminate number of Units as from time to time may be issued at indeterminate prices. Each unit will be issued such that the holder of the Unit is also the holder of each security included in the Unit.

(8)	The Registrant previously paid $173,664.56 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-216844), filed on March 21, 2017, as amended by Amendment No. 1 thereto filed on March 28, 2017, pertaining to the registration of $1,498,400,000 of securities of the Registrant (the “2017 Registration Statement”), all of which $173,664.56 remained unutilized and was used to offset the total filing fee of $179,028.56 (the Registrant also made a contemporaneous fee payment of $5,364.00) with respect to the Registration Statement on Form F-10 (File No. 333-257151), filed on June 16, 2021, as amended by Amendment No. 1 thereto, filed on June 23, 2021, pertaining to the registration of $1,640,958,320 of securities of the Registration (the “2021 Registration Statement”), of which $179,028.56 remains unutilized and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $179,028.56, taking into consideration the available offset of $179,028.56 from the 2021 Registration Statement, the Registrant has accordingly transmitted $0 otherwise due for this Registration Statement. See footnote (4) to Table 2 for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Enerplus Corporation	F-10	333-257151	June 16, 2021		$179,028.56	(1)		(2)		(2)	Unallocated – universal shelf	(3)	$1,640,958,320

Fee Offset Sources	Enerplus Corporation	F-10	333-216844		March 21, 2017										$173,664.56(1)(4)
	Enerplus Corporation	F-10	333-257151		June 16, 2021										$5,364.00 (1)(4)

(1)	The Registrant previously paid $173,664.56 in registration fees with respect to the 2017 Registration Statement of which $173,664.56 remained unutilized. The Registrant owed a registration fee of $179,028.56 in connection with the 2021 Registration Statement and it made a contemporaneous fee payment of $5,364.00 and used $173,664.56 in offsets from the registration fee paid in connection with the 2017 Registration Statement. All of the $179,028.56 in registration fee from the 2021 Registration Statement remains unutilized and is being used to offset the total filing fee required for this Registration Statement.

(2)	An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $1,640,958,320 was registered pursuant to the 2021 Registration Statement.

(3)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2017 Registration Statement and the 2021 Registration Statement.

(4)	The contemporaneous fee payment made with the 2017 Registration Statement was $173,664.56, and the contemporaneous fee payment made with the 2021 Registration Statement was $5,364.00. As the contemporaneous fee payment made with the 2021 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this Registration Statement can be traced to the 2017 Registration Statement.